EXHIBIT 7C

For period ending 10/31/08 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1. Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.

                                                              Is this the Series last
                                                            filing Number Series Name
                                                                 for this series?
Series   Fund Name                                                    (Y/N)
------   ------------------------------------------------   -------------------------
  128    Wells Fargo Advantage Common Stock Fund                        N
  129    Wells Fargo Advantage Small Cap Value Fund                     N
  130    Wells Fargo Advantage Discovery Fund                           N
  131    Wells Fargo Advantage Enterprise Fund                          N
  132    Wells Fargo Advantage Mid Cap Disciplined Fund                 N
  133    Wells Fargo Advantage Opportunity Fund                         N
  134    Wells Fargo Advantage Small Cap Disciplined Fund               N
  135    Wells Fargo Advantage Small/Mid Cap Value Fund                 N